UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 28, 2020

CARVER BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13007	13-3904174
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

75 West 125th Street, New York, NY	10027-4512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 360-8820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CARV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 28, 2020, the Board of Directors of Carver Bancorp, Inc. (the “Company”), following receipt of supervisory non-objection by the Board of Governors of the Federal Reserve System, appointed Steven C. Bussey to the Board of Directors of the Company. Mr. Bussey was also appointed to the Board of Directors of Carver Federal Savings Bank following receipt of supervisory non-objection by the Office of the Comptroller of the Currency.

Steven C. Bussey is a Managing Director with Alvarez & Marsal in the Healthcare Industry Group in New York. He has more than 25 years of experience in finance, sales, and operations across the financial services and healthcare sectors. In this role, Mr. Bussey blends expertise in corporate finance, restructuring and workouts, raising capital and interim management and has partnered with clients in industries ranging from healthcare and technology to alternative investments, financial services and logistics. Prior to his role with Alvarez & Marsal, Mr. Bussey served as CFO and COO of Apyrous Capital Management, a fundamental commodities-driven hedge fund. There, he was responsible for the day-to-day operations, thesis development, funds management, liquidity management, risk management and investor relations. He has also served as Chief Executive Officer of Harlem United, a federally qualified healthcare center, Article 28 adult day health care center, and provider of housing, healthcare and prevention services for homeless people living with HIV/AIDS. In addition, he has held positions as director, global markets and financing services and head of fixed income prime brokerage sales at Merrill Lynch. He was also a director for Credit Suisse Prime Services. Mr. Bussey has served on the Boards of Harlem United, AmidaCare, the Foundation for Research on Sexually Transmitted Diseases, Upper Room AIDS Ministry, and the CHCANYS Public Policy Committee. He was also a member of the NYS Medicaid Redesign Team-Affordable Housing Work Group. He earned his bachelor's degree in economics from the University of Pennsylvania and his master's degree in business administration in finance and entrepreneurship from the Simon School of Business at the University of Rochester.

The Company’s Board of Directors has appointed Mr. Bussey to serve until the 2021 Annual Meeting of Stockholders. Mr. Bussey has been appointed to the Finance and Audit Committee.

Mr. Bussey is not a party to any transaction with the Company or the Bank that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARVER BANCORP, INC.
DATE: June 12, 2020	By:	/s/ Michael T. Pugh
Michael T. Pugh
President and Chief Executive Officer